EXHIBIT (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in The Quaker Oats Company registration statement on Form S-3 (File No. 33-33253) of (i) our report dated February 22, 1994, except as to Note 18, for which the date is March 16, 1994, on our audits of the consolidated financial statements of Snapple Beverage Corp. and Subsidiaries as of December 31, 1992 and 1993 and for the nine months ended December 31, 1992 and for the year ended December 31, 1993 and (ii) our report dated June 5, 1992 on our audits of the financial statements of Unadulterated Food Products, Inc. (D/B/A Snapple Natural Beverage Company) as of December 31, 1990 and 1991 and March 31, 1992 and for each of the three years in the period ended December 31, 1991 and for the three months ended March 31, 1992 which reports are incorporated by reference in The Quaker Oats Company Amendment to Current Report on Form 8-K filed December 19, 1994, from the 1993 Annual Report on Form 10-K of Snapple Beverage Corp.



                                           Coopers & Lybrand L.L.P
                                           Coopers & Lybrand L.L.P

New York, New York
February 17, 1995